EXHIBIT 1.1

Date

Issuer Name

Address

City/State/Zip

Re: Underwriting Agreement

Dear Gentlemen:

The terms of our agreement in principle are as follows:

1. The Company hereby engages Network 1 Financial Securities, Inc., hereinafter referred to as “Network 1,” for the period beginning on the date hereof and ending on March 31, 2024 (the “Engagement Period”), to act as the Company’s lead or managing underwriter and/or book runner and investment banker in connection with the proposed firm commitment public Offering (as defined below), except as otherwise provided in this Paragraph 1. During the Engagement Period or until the consummation of the Offering, and as long as Network 1 is reasonably proceeding in good faith with preparations for the Offering, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor or any other person or entity in connection with an offering of the Company’s securities or any other financing by the Company.

2. The “Offering” shall be a firm-commitment public offering consisting of the sale of approximately ___________________ worth of common stock, of the Company, (the “Common Stock”), or such other amount as the Company and Network 1 shall mutually agree, at a pre- money valuation of _______________________. The final valuation, and offering price of each common share, shall be mutually agreed upon by the parties to this agreement and will be dependent on the Company’s performance for the fiscal year 2023, and market conditions. The securities will trade immediately after the Closing (as such term is defined below). Network 1 will act as the lead, or managing underwriter, for firm commitment Offering, subject to, among other things, completion of Network 1’s due diligence examination of the Company and its affiliates and the execution of a definitive underwriting agreement between the Company and Network 1 and the other members of the underwriting syndicate in connection with the Offering (the “Underwriting Agreement”) and other customary documentation. Except as expressly provided herein, this engagement letter is not intended to be a binding document, as the agreement between the parties relating to the Offering will be embodied in the Underwriting Agreement, which the Company shall enter into with Network 1 and the other members of the underwriting syndicate at such time that the Company and Network 1 are mutually satisfied that it is appropriate to commence the Offering.

NETWORK 1 FINANCIAL SECURITIES, Inc. Member FINRA, SIPC

The Galleria • Building 2 • Penthouse 2 Bridge Avenue •

Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Issuer

Date

3. The approximate numbers set forth in Paragraph 2 are based on the parties’ current projections of the pre-money valuation of the Company. The actual size of the Offering, the precise number of shares to be offered by the Company, and the Offering price per share shall be the subject of continuing negotiations between the Company and Network 1 and will depend upon the capitalization of the Company being acceptable to Network 1 and the Company, general market and economic conditions, a review and finalization of audited financial statements and formal financial projections of the Company, as well as other factors which Network 1 and the Company deem to be relevant. Network 1 may, with the Company’s approval (not to be unreasonably withheld, conditioned, or delayed), (i) create an underwriting syndicate for the Offering comprised of broker-dealers who are members of FINRA, (ii) rely on soliciting dealers who are FINRA members in good standing to participate in placing a portion of the Offering and/or (iii) offer shares to such dealers at less than the public Offering price.

4. The Underwriting Agreement will provide that the Company will grant to Network 1 an option, exercisable within 45 days after the closing of the Offering (the “Closing”), to acquire up to an additional 15% of the total number of shares to be offered by the Company, solely for the purpose of covering over-allotments (the “Over-allotment Shares”).

5. An underwriting discount or spread of 8% of the public Offering price for the Shares and the Over-allotment shares shall be provided to Network 1. Network 1 shall also be entitled to a corporate finance fee equal to 2% of the gross proceeds of the Offering (including proceeds from the sale of the Over-allotment shares) (the “Non-accountable Expense Allowance”). Network 1 will also receive an accountable expense allowance of up to __________________(“Accountable Expense Allowance”) Upon the execution of this engagement letter, the Company shall deliver to Network 1, __________________(by check or wire transfer of immediately available funds) as an advance to be applied towards the Accountable Expense Allowance (the “Advance”). Upon the first public filing of the registration statement (defined below) with the SEC Network 1 shall receive the second payment of _______________. Upon the successful closing of the offering Network 1 shall receive the final payment of _____________________. In the event the offering is terminated, the Advance received against reasonable out-of-pocket expenses incurred in connection with the offering will be returned to the issuer to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

6. In the event that at any time prior to the Second (2nd) anniversary of the final Closing (as defined in the Underwriting Agreement) the Company, or any of its affiliates, shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party introduced to the Company by the Underwriter, directly or indirectly, during such period, the Underwriter will be paid a transaction fee, payable at the closing thereof, equal to a percentage of the consideration or value received by the Company and/or its stockholders as follows:

5% of the first $_______,

4% of the next $_______

3% of the next $_______,

2% of the next $_______and

1% of all amounts in excess of $_______.

The Company agrees to pay to the Underwriter the finder’s fee during the aforementioned time period, even in situations where the consummation of the transaction at issue culminated not directly from the finder's initial introduction but indirectly from a chain of introductions initiated by the finder's introduction.

NETWORK 1 FINANCIAL SECURITIES, Inc. Member FINRA, SIPC

The Galleria • Building 2 • Penthouse 2 Bridge Avenue •

Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Issuer

Date

7. The Company shall, as soon as practicable following the date hereof, prepare and file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S- 1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and a prospectus included therein (the “Prospectus”) covering the shares to be sold in the Offering, the Over- allotment shares, and the Underwriter’s Warrants (as defined below). The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form satisfactory to Network 1 and counsel to Network 1 and will contain audited financial statements for the fiscal years ended _________________, and ____________________ and such interim and other financial statements and schedules as may be required by the Act and rules and regulations of the Commission thereunder. Network 1 and its counsel shall be given the opportunity to make such review and investigation in connection with the Registration Statement and the Company as they deem desirable. Network 1 and the Company shall mutually agree on the use of proceeds of the Offering, which shall be described in detail within the Prospectus, it being further understood and agreed that, except as may expressly be approved by Network 1, no proceeds from the Offering will be used to pay outstanding loans owed by the Company to any Company officers, directors or stockholders.

8. The Registration Statement filing will include as an exhibit a proposed form of Underwriting Agreement. The final Underwriting Agreement will be in form satisfactory to the Company and Network 1 and will include indemnification provisions and other terms and conditions customarily found in underwriting agreements for initial public offerings. Without limiting the generality of the foregoing, the Underwriting Agreement shall contain customary representations and warranties of the Company and shall further provide that the Company, and the Company’s directors and officers, shall enter into customary “lock-up” agreements in favor of Network 1 pursuant to which such persons and entities shall agree, for a period of 180 days after the effective date (“Effective Date”) of the Registration Statement to neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Network 1’s prior written consent. The foregoing sentence shall not apply to (i) Shares to be sold in the Offering; (ii) any Over-allotment shares, (iii) any shares of Common Stock issued or options to purchase Common Stock or other Common Stock-based awards granted pursuant to any stock incentive plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Effective Date; (iii) issuance of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding at the Effective Date; (iv) issuance of Common Stock in connection with strategic acquisitions; or (v) transfers by a stockholder (A) by bona fide gift, (B) by will or intestacy to the spouse, parents, siblings, first cousins or any lineal descendant of such stockholder or such stockholder’s spouse, including step relationships and relationships by adoption (each a, “family member”), (C) to any trust for the benefit of such stockholder or a family member of such stockholder, (D) to the estate of such stockholder , or (E) to any affiliate of such stockholder or by distribution to any partners, members or stockholders of such stockholder.

9. The Company will bear all fees, disbursements and expenses in connection with the proposed Offering, including, without limitation: the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the Underwriting Agreement and related documents (all in such quantities as Network 1 may reasonably require); preparing and printing stock certificates and warrant certificates. In addition, the Company will bear all fees and expenses incurred by Network 1 (“Accountable Expenses”) including: the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a road show presentation; all filing fees (FINRA, DTC & SEC) and communication expenses relating to the registration of the shares to be sold in the Offering; the reasonable and documented fees and disbursements of Network 1’s counsel; background checks of the Company’s officers and directors; preparation of bound volumes and Lucite cube mementos; transfer taxes, if any, payable upon the transfer of securities from the Company to Network 1; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares; provided that the actual accountable expenses of the underwriter shall not exceed $____________________.

NETWORK 1 FINANCIAL SECURITIES, Inc. Member FINRA, SIPC

The Galleria • Building 2 • Penthouse 2 Bridge Avenue •

Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Issuer

Date

10. While the Commission is reviewing the Registration Statement, Network 1 may plan and arrange one or more “road show” marketing trips for the Company’s management to meet with prospective investors. Such trips will include visits to a number of prospective institutional and retail investors. The Company shall pay for all of its own expenses, including, without limitation, travel and lodging expenses, associated with such trips. During the 45-day period prior to the filing of the Registration Statement with the Commission, and at all times thereafter prior and following to the effectiveness of the Registration Statement, the Company and its officers, directors and related parties will abide by all rules and regulations of the Commission, including, without limitation, those relating to public statements (i.e., “gun jumping”) and disclosures of material non-public information.

11. At such time as the Company and Network 1 are mutually satisfied that it is appropriate to commence the Offering, the final terms of the Underwriting Agreement will be negotiated and the Company and Network 1 will request the Commission to make the Registration Statement effective.

12. The Underwriting Agreement shall provide that, at the Closing, the Company shall grant to Network 1 (or its designated affiliates) share purchase warrants (the “Underwriter’s Warrants”) equal to 8% of the total number of shares of Common Stock sold in the Offering, including any over- allotment shares. The Underwriters Warrants will expire five years after the date of Closing and will be exercisable at a price equal to 110% of the public offering price of the common shares sold in the Offering. The Underwriter’s Warrants shall not be redeemable. The Company will register the shares of Common Stock underlying the Underwriter’s Warrants under the Act and will file all necessary undertakings in connection therewith. The Underwriter’s Warrants may not be transferred, assigned, or hypothecated for a period of six (6) months following the Closing, (the, “Lock-Up Period”) except that they may be assigned, in whole or in part, to any successor, officer, manager, member or partner of Network 1 (or to officers, managers or members of any such successor, member or partner), and to members of the underwriting syndicate or selling group and their respective officers, managers, members or partners.

The Underwriter’s warrants will be exercisable at any time upon issuance, provided that the underlying shares are not sold, or transferred, during the lock-up period; the 180-day lock period will remain on these underlying shares. The Underwriter’s Warrants may be exercised as to all, or a lesser number of shares of Common Stock, and will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of Common Stock at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five (5) years after the Closing at the Company’s expense. The Underwriter’s Warrants shall further provide for adjustment in the number and price of such warrants (and the shares of Common Stock underlying such warrants) in the event of recapitalization, merger, or other structural transaction to prevent dilution.

NETWORK 1 FINANCIAL SECURITIES, Inc. Member FINRA, SIPC

The Galleria • Building 2 • Penthouse 2 Bridge Avenue •

Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Issuer

Date

13. Upon the closing of the Offering the Company will grant Network 1 the right of first refusal to manage any public underwriting, or private placement of debt or equity securities, (excluding (i) shares issued under any compensation or stock option plan approved by the stockholders of the Company, (ii) shares issued in payment of the consideration for an acquisition or as part of strategic partnerships and transactions and (iii) conventional banking arrangements and commercial debt financing) of the Company or any subsidiary or successor of the Company, with Network 1 receiving the right to underwrite or place a number of the securities to be sold therein having an aggregate purchase price therein equal to a minimum of the aggregate purchase price of the Base Shares in the Offering, until twelve (12) months after completion of the Offering. If Network 1 fails to accept in writing any such proposal for such public or private sale within ten (10) days after receipt of a written notice from the Company containing such proposal, then Network 1 will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public or private sale, and Network 1 shall have the right of first negotiation with respect to such revised proposal in accordance with the terms of this Section 14.

14. The Offering shall be conditioned upon, among other things, the following:

(a) Satisfactory completion by Network 1 of its due diligence investigation and analysis of the Company’s arrangements with its officers, directors, employees, affiliates, customers, and suppliers, (ii) the audited historical financial statements of the Company for the fiscal years ended December 31, 2022 and 2023, and (iii) the Company’s projected financial results for the fiscal years ending December 31, 2024 through 2025;

(b) The execution by the Company and Network 1 of a definitive Underwriting Agreement containing all applicable terms and conditions provided for in this engagement letter; and

(c) The Company’s registration of the shares under the provisions of Section 12(b) or (g), as applicable, of the Securities Exchange Act of 1934 on or prior to the effective date of the Offering.

15. Except as provided in Paragraph 1 hereof, this Paragraph 16 and Paragraphs 17 through 20 hereof and Exhibit A hereto (which Paragraphs are intended be legally binding and enforceable on and against the Company and Network 1), this engagement letter is not intended to be a binding legal document, as the agreement between the parties hereto on these matters will be embodied in the Underwriting Agreement. Until the Underwriting Agreement has been finally negotiated and signed, (i) the Company or Network 1 may at any time terminate its further participation in the proposed transactions for any reason whatsoever or (ii) the Company may at any time terminate its further participation in the proposed transactions if Network 1 fails to promptly and diligently prosecute the proposed transactions, and the party so terminating shall have no liability to the other on account of any matters provided for herein, except that if the Company elects to terminate pursuant to clause (i) above, the Company agrees to reimburse Network 1 for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Paragraph 9 above and to reimburse Network 1 for the full amount of its actual reasonable accountable out of pocket expenses (up to a maximum of $______________) incurred to such date (which shall include, but shall not be limited to, all reasonable and documented fees and disbursements of Network 1’s counsel, travel, lodging and other Network 1 “road show” expenses, mailing, printing and reproduction expenses, and any reasonable expenses incurred by Network 1 in conducting its due diligence, including background checks of the Company’s officers and directors), less any Advance and amounts previously paid to Network 1 in reimbursement for such expenses.

16. The Company represents and warrants to Network 1 that the entry into this engagement letter or the any other action of the Company in connection with the proposed Offering will not violate any agreement between the Company and any other underwriter. This engagement letter contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this engagement letter. Any and all prior discussions, negotiations, agreements, commitments and understanding relating to the subject matter hereof are hereby superseded and terminated, effective immediately.

NETWORK 1 FINANCIAL SECURITIES, Inc. Member FINRA, SIPC

The Galleria • Building 2 • Penthouse 2 Bridge Avenue •

Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Issuer

Date

17. The Company agrees that it will not issue press releases or engage in any other publicity (except any necessary investor contact in connection with the Private Financing or the other financings referred to in clauses (ii) or (iii) of Paragraph 1 hereof), without Network 1’s prior written consent, commencing on the date hereof and continuing for a period of twenty-five (25) days from Closing of the Offering, other than normal and customary releases issued in the ordinary course of the Company’s business. The Company covenants to adhere to all “gun jumping” and “quiet period” rules and regulations of the Commission prior to, during and following the filing of the Registration Statement and the consummation of the Offering.

18. During the Engagement Period or until the Closing, the Company agrees to cooperate with Network 1 and to furnish, or cause to be furnished, to Network 1, any and all information and data concerning the Company, its subsidiaries and the Offering that Network 1 deems appropriate, including, without limitation, the Company’s acquisition plans and plans for raising capital or additional financing (the “Information”). The Company shall provide Network 1 reasonable access during normal business hours from and after the date of execution of this Agreement until the date of the Closing to all of the Company’s and its subsidiaries assets, properties, books, contracts, commitments and records and to the Company’s and its subsidiaries officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. The Company represents and warrants to Network 1 that all Information: (i) made available by the Company to Network 1 or its agents, representatives and any potential syndicate or selling group member, (ii) contained in any preliminary or final Prospectus prepared by the Company in connection with the Offering, and (iii) contained in any filing by the Company with any court or governmental regulatory agency, commission or instrumentality, will, as of the date made available or filed, be complete and correct in all material respects and will not, as of the date made available or filed, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances under which such statements are made, provided that the Company will update any such information as required prior to the Closing. The Company further represents and warrants to Network 1 that all such Information will have been prepared by the Company in good faith and will be based upon assumptions which, in light of the circumstances under which they were made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, Network 1 will be using and relying on such information without independent verification thereof by Network 1 or independent appraisal by Network 1 of any of the Company’s assets. The Company acknowledges and agrees that this engagement letter and the terms hereof are confidential and will not be disclosed to anyone other than the officers and directors of the Company and the Company’s accountants and legal counsel. Except as contemplated by the terms hereof or as required by applicable law, the Company and Network 1 shall keep strictly confidential all non-public Information concerning the Company provided to Network 1. No obligation of confidentiality shall apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Network 1, (b) was known or became known by Network 1 prior to the Company’s disclosure thereof to Network 1, (c) becomes known to Network 1 from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Network 1, in each case as demonstrated by contemporaneous written evidence.

NETWORK 1 FINANCIAL SECURITIES, Inc. Member FINRA, SIPC

The Galleria • Building 2 • Penthouse 2 Bridge Avenue •

Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Issuer

Date

19. This engagement letter shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

20. Each of Network 1 and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Network 1 mailed by certified mail to Network 1’s address shall be deemed in every respect effective service process upon Network 1, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither Network 1 nor its affiliates, and the respective officers, directors, employees, agents and representatives of Network 1, its affiliates and each other person, if any, controlling Network 1 or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. Network 1 will act under this engagement letter as an independent contractor with duties to the Company. Because Network 1 will be acting on the Company’s behalf in this capacity, it is Network 1’s practice to receive indemnification and therefore, as a condition to Network 1’s participation with the Company in the Offering process, the Company agrees to indemnify Network 1 in accordance with the indemnification provisions set forth on Exhibit A hereto, which provisions are incorporated by reference into and are made a binding part of this engagement letter.

[Signature Page Follows]

NETWORK 1 FINANCIAL SECURITIES, Inc. Member FINRA, SIPC

The Galleria • Building 2 • Penthouse 2 Bridge Avenue •

Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Issuer

Date

We are delighted at the prospect of continuing our working relationship with you and look forward to a successful offering. If you agree with the foregoing, please execute and return this engagement letter to the undersigned together with payment for the initial Advance in the amount of $50,000. This engagement letter may be executed in counterparts and by facsimile transmission.

Yours truly,

Network 1 Financial Securities Inc.

By:
Name
Title

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

Issuer

By:
Name
Title

By:
Name
Title

NETWORK 1 FINANCIAL SECURITIES, Inc. Member FINRA, SIPC

The Galleria • Building 2 • Penthouse 2 Bridge Avenue •

Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Exhibit A

Indemnification Provisions

In connection with the engagement letter to which this Exhibit A is attached, (the “Engagement Letter”), __________________ (the “Indemnitor”) agrees to indemnify and hold harmless Network 1 Financial Securities Inc. (“Network 1”) and its affiliates, and the respective officers, directors, employees, agents and representatives of Network 1, its affiliates and each other person, if any, controlling Network 1 or any of its affiliates (Network 1 and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the “Engagement”) under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including reasonable fees and expenses of counsel) incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. The Indemnitor will not however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct, acts of bad faith or gross negligence of any Indemnified Person or which result from a material breach of contract of any Indemnified Person.

The Indemnitor will not, without Network 1’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding to which any Indemnified Person is a party and in respect of which indemnification may be sought hereunder unless such settlement, compromise, consent or termination includes a release of each Indemnified Person party thereto from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Indemnitor’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the first paragraph of this agreement is judicially determined to be unavailable (other than in accordance with the second sentence of the first paragraph hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, the Indemnitor shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and reasonable expense relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the applicable Indemnified Person, on the one hand, and the Indemnitor, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the applicable Indemnified Person and us, as well as any other relevant equitable considerations; provided, however, that in no event shall any Indemnified Person’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by Network 1 in connection with the transactions contemplated by the Engagement Letter. For the purposes of this agreement, the relative benefits to the Indemnitor and the applicable Indemnified Person of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Indemnitor or its shareholders, as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid to Network 1 in connection with the transactions contemplated by the Engagement Letter.

B-1

Procedure. Upon obtaining knowledge of any claim which may give rise to indemnification not involving a Third Party Claim, the Indemnified Person shall, as promptly as practicable following the date the Indemnified Person has obtained such knowledge, give written notice (which may be delivered by facsimile transmission, with confirmation of receipt by the receiving party) of such claim for which indemnification is sought (each, a “Claim”) to the Indemnitor, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder (except to the extent the Indemnitor has suffered actual, irreversible and material economic prejudice thereby). The Indemnified Person, at its cost, shall furnish to the Indemnitor in good faith and in reasonable detail such information as the Indemnified Person may have with respect to such Claim.

Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding involving a Claim by a third party (each, a “Third Party Claim”) against it, such Indemnified Person will give written notice to the Indemnitor of the commencement of such Third Party Claim, and shall give the Indemnitor such information with respect thereto as the Indemnitor may reasonably request, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder (except to the extent the Indemnitor has suffered actual, irreversible and material economic prejudice thereby). The Indemnitor shall have the right, but not the obligation, to assume the defense and control the settlement of such Third Party Claim, at the Indemnitor’s cost and expense (and not as a reduction in the amount of indemnification available hereunder), using counsel selected by the Indemnitor and reasonably acceptable to the Indemnified Person. If the Indemnitor satisfies the requirements of this agreement and desires to exercise its right to assume the defense and control the settlement of such Third Party Claim, the Indemnitor shall give written notice (the “Notice”) to the Indemnified Person within fourteen (14) calendar days of receipt of notice from the Indemnified Person of the commencement of or assertion of any Third Party Claim stating that the Indemnitor shall be responsible for such Third Party Claim. Notwithstanding the foregoing, the Indemnified Person shall have the right: (i) to assume the defense and control the settlement of a Third Party Claim and (ii) to employ separate counsel at the Indemnitor‘s reasonable expense (provided that the Indemnitor shall not be required to reimburse the expenses and costs of more than one law firm) and control its own defense of a Third Party Claim if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Person and the Indemnitor , and the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Person that are different from those available to the Indemnitor, (y) such Third Party Claim involves equitable or other non-monetary damages or in the reasonable judgment of the Indemnified Person, such settlement would have a continuing material adverse effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers) or (z) in the reasonable judgment of the Indemnified Person, the Indemnitor may not be able to satisfy fully such Third Party Claim. In addition, if the Indemnitor fails to give the Indemnified Person the Notice in accordance with the terms hereof, the Indemnified Person shall have the right to assume control of the defense of and settle the Third Party Claim and all costs incurred in connection therewith shall constitute damages of the Indemnified Person. For the avoidance of doubt, if the Indemnified Party assumes the defense of the Third Party Claim in accordance herewith, the Indemnitor acknowledges that the Indemnitor will advance any retainer fees required by legal counsel to an Indemnified Person simultaneously with the engagement by such Indemnified Person of such counsel, it being understood and agreed that the amount of such retainer shall not exceed $20,000 and that such retainer shall be credited to fees incurred with the balance (if any) refundable to the Indemnitor.

If at any time after the Indemnitor assumes the defense of a Third Party Claim, any of the conditions set forth in the paragraph above are no longer satisfied, the Indemnified Person shall have the same rights as set forth above as if the Indemnitor never assumed the defense of such claim.

Notwithstanding the foregoing, the Indemnitor or the Indemnified Person, as the case may be, shall have the right to participate, at its own expense, in the defense of any Third Party Claim that the other party is defending.

B-2

If the Indemnitor assumes the defense of any Third Party Claim in accordance with the terms hereof, the Indemnitor shall have the right, upon 30 calendar days’ prior written notice to the Indemnified Person, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim; provided, however, that with respect to such consent to the entry of judgment or settlement, the Indemnified Person will not have any liability and will be fully indemnified with respect to all Third Party Claims. Notwithstanding the foregoing, the Indemnitor shall not have the right to consent to the entry of judgment with respect to, or otherwise settle a Third Party Claim if: (i) the consent to judgment or settlement of such Third Party Claim involves equitable or other non-monetary damages against the Indemnified Person, or (ii) in the reasonable judgment of the Indemnified Person, such settlement would have a continuing effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers), without the prior written consent of the Indemnified Person. In addition, the Indemnified Person shall have the sole and exclusive right to settle any Third Party Claim on such terms and conditions as it deems reasonably appropriate, (x) if the Indemnitor fails to assume the defense in accordance with the terms hereof, or (y) to the extent such Third Party Claim involves only equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with the Indemnitor’s consent, which consent shall not be unreasonably withheld.

The provisions of this Exhibit A shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of Network 1’s services under the Engagement Letter.

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